UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 24, 2010 (April 14, 2010)

CHINA OUMEI REAL ESTATE INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52132	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
Floor 28, Block C
Longhai Mingzhu Building
No.182 Haier Road
Qingdao 266000
People’s Republic of China
(Address of principal executive offices)

(86) 532 8099 7969
(Registrant's telephone number, including area code)

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

China Oumei Real Estate Inc. (the “Company”) is filing this Amendment No. 3 on Form 8-K/A (the "Amendment No. 3") solely to amend Item 9.01, “Financial Statements and Exhibits” of the Company’s Current Report on Form 8-K, previously filed with the Securities and Exchange Commission (the "Commission’) on April 19, 2010, as amended by Amendment No. 1 on Form 8-K/A and Amendment No. 2 on Form 8-K/A, filed with the Commission on June 1, 2010 and November 3, 2010, respectively (collectively, the “Original Filings”). Specifically, the Company added Note 22 – Restatement to the consolidated financial statements for the years ended December 25, 2009, 2008 and 2007 of Leewell Investment Group Limited, a Hong Kong subsidiary of the Company and revised the audit report accordingly to reflect such change.

Except as described above, no other changes have been made to the Original Filings and the Amendment No. 3 does not modify or update any other information in the Original Filings. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filings. Accordingly, the Amendment No. 3 should be read in conjunction with the Company’s filings made with the SEC subsequent to the date of the Original Filings.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of Leewell Investment Group Limited for the years ended December 25, 2009, 2008 and 2007.

(b)	Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of China Oumei Real Estate Inc. and its subsidiaries.

(d)	Exhibits

Exhibit
No.	Description
2.1	Share Exchange Agreement, dated April 14, 2010, by and among the Company, Leewell Investment Group Limited, Longhai Holdings Company Limited and its shareholder [incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
3.1	Amended and Restated Memorandum and Articles of Association of the Company [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 6, 2010]
4.1	Form of Investor Warrant, issued April 14, 2010 [incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.1	Form of Subscription Agreement, dated April 14, 2010 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.2	Amendment No.1 to Subscription Agreement, dated October 11, 2010, by and among the Company and the subscribers identified therein [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 13, 2010]
10.3	Make Good Escrow Agreement, dated April 14, 2010, by and among the Company, Longhai Holdings Company Limited, Access America Investments, LLC and Collateral Agents, LLC, as escrow agent [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.4	Holdback Escrow Agreement, dated April 14, 2010, by and among the Company, Brean Murray, Carret & Co., LLC, Access America Investments, LLC and Collateral Agents, LLC, as escrow agent [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.5	Investor Relations Escrow Agreement, dated April 14, 2010, by and among the Company, Brean Murray, Carret & Co., LLC, Access America Investments, LLC and Collateral Agents, LLC, as escrow agent [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8- K filed on April 19, 2010]

Exhibit
No.	Description
10.6	Lockup Agreement, dated April 14, 2010, between the Company and Longhai Holdings Company Limited [incorporated by reference to Exhibit 10.5 to the Company’s Amendment No . 1 to Registration Statement on Form S-1/A filed on June 21, 2010]
10.7	Lockup Agreement, dated April 14, 2010, between the Company and Antoine Cheng [incorporated by reference to Exhibit 10.6 to the Company’s Amendment No . 1 to Registration Statement on Form S- 1/A filed on June 21, 2010]
10.8	Lockup Agreement, dated April 14, 2010, between the Company and Weiqing Zhang [incorporated by reference to Exhibit 10.7 to the Company’s Amendment No . 1 to Registration Statement on Form S- 1/A filed on June 21, 2010]
10.9	Lockup Agreement, dated April 14, 2010, between the Company and Yang Chen [incorporated by reference to Exhibit 10.8 to the Company’s Amendment No . 1 to Registration Statement on Form S- 1/A filed on June 21, 2010]
10.10	Lockup Agreement, dated April 14, 2010, between the Company and Zhongbo Zhou [incorporated by reference to Exhibit 10.9 to the Company’s Amendment No . 1 to Registration Statement on Form S- 1/A filed on June 21, 2010]
10.11	Share Purchase Agreement, dated September 5, 2007, between Zhang Weiqing and Leewell Investment Group Limited (English Translation) [incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.12	Share Purchase Agreement, dated September 5, 2007, between Cheng Xiaoyan and Leewell Investment Group Limited (English Translation) [incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.13	Share Purchase Agreement, dated January 19, 2008, among Cheng Defeng, Wang Yingchun and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.14	Share Purchase Agreement, dated January 22, 2008, between Zhang Weiqing and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.15	Share Purchase Agreement, dated January 23, 2008, among Cheng Defeng, Miao Shuangji and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.16	Share Purchase Agreement, dated January 24, 2008, among Li Jie, Li Keyu, Liu Fangyu, Wang Meiling, Jiang Guo, Qingdao Longhai Investment Group and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.17	Share Purchase Agreement, dated August 27, 2008, among Qingdao Longhai Investment Group, Qingdao Longhai Luqiao Co., Ltd, Gao Xuling and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.18	Share Purchase Agreement, dated August 28, 2008, between Qingdao Pingdu Xinyuan Real Estate Development Co., Ltd and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.19	Share Purchase Agreement, dated August 29, 2008, among Qingdao Hexiang Fuzhuang Ltd, Qingdao Fuhai Fangzhi Ltd and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.20	Share Purchase Agreement, dated June 25, 2009, among Qingdao Longhai Investment Group, Wang Hongde and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed on April 19, 2010]

Exhibit
No.	Description
10.21	Share Purchase Agreement, dated September 25, 2009, among Wang Yingchun, Wang Jinghua and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.22	Construction Contact, dated April 11, 2009, between Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd. and Shanghai Baogang Construction Engineering Corporation (English Translation) [incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.23	Construction Contract, dated October 8, 2006, between Qingdao Xudong Real Estate Development Co., Ltd. and Qingdao Longhai Construction Group Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.24	Construction Contract, dated July 26, 2006, between Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd. and Qingdao Longhai Construction Group Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8- K filed on April 19, 2010]
10.25	Construction Contract, dated April 23, 2004, between Weifang Longhai Zhiye Co., Ltd. and Qingdao Zhongxin Construction Group Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.26	Construction Supervision Contract, dated August 21, 2009, between Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd. and Weihai Tianhen Project Consulting Management Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.21 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.27	Loan Agreement, dated November 30, 2009, between Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd. and China Construction Bank, Weihai Branch (English Translation) [incorporated by reference to Exhibit 10.24 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.28	Loan Agreement, dated November 21, 2008, between Caoxian Industrial Properties Co., Ltd. and China Construction Bank, Caoxian Branch (English Translation) [incorporated by reference to Exhibit 10.25 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.29	Loan Agreement, dated May 28, 2007, between Qingdao Xudong Real Estate Development Co., Ltd. and Industrial and Commercial Bank of China, Qingdao Chengyang Branch (English Translation) [incorporated by reference to Exhibit 10.26 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.30	Loan Term Extension Agreement, dated May 20, 2010, between Qingdao Xudong Real Estate Development Co., Ltd. and Industrial and Commercial Bank of China, Qingdao Chengyang Branch (English Translation) [incorporated by reference to Exhibit 10.30 to the Company’s Amendment No. 5 to Registration Statement on Form S-1/A filed on November 2, 2010]
10.31	China Oumei Real Estate Inc. 2010 Equity Incentive Plan [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 15, 2010]
10.32	Form of Share Option Agreement relating to China Oumei Real Estate Inc. 2010 Equity Incentive Plan [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 15, 2010]
10.33	Form of Restricted Share Award Agreement relating to China Oumei Real Estate Inc. 2010 Equity Incentive Plan [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 15, 2010]
10.34	Employment Agreement, dated June 28, 2007, between Qingdao Oumei Real Estate Development Co., Ltd. and Weiqing Zhang (English Translation) [incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K filed on April 19, 2010]

Exhibit
No.	Description
10.35	Employment Agreement, dated June 15, 2010, between the Company and Zhaohui John Liang [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.36	Employment Agreement, dated July 23, 2007, between Qingdao Oumei Real Estate Development Co., Ltd. and Yang Chen (English Translation) [incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.37	Employment Agreement, dated August 25, 2007, between Qingdao Oumei Real Estate Development Co., Ltd. and Zhongbo Zhou (English Translation) [incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.38	Employment Agreement, dated August 20, 2007, between Qingdao Oumei Real Estate Development Co., Ltd. and Yalei Chen (English Translation) [incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.39	Independent Director Agreement, dated June 22, 2010, between the Company and Lawrence Lee [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.40	Independent Director Agreement, dated June 22, 2010, between the Company and Dr. Peter Linneman [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.41	Independent Director Agreement, dated June 22, 2010, between the Company and Ruiping Tao [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.42	Indemnification Agreement, dated June 22, 2010, between the Company and Antoine Cheng [incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.43	Indemnification Agreement, dated June 22, 2010, between the Company and Weiqing Zhang [incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.44	Indemnification Agreement, dated June 22, 2010, between the Company and Zhaohui John Liang [incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.45	Indemnification Agreement, dated June 22, 2010, between the Company and Yang Chen [incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.46	Indemnification Agreement, dated June 22, 2010, between the Company and Lawrence Lee [incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.47	Indemnification Agreement, dated June 22, 2010, between the Company and Dr. Peter Linneman [incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.48	Indemnification Agreement, dated June 22, 2010, between the Company and Ruiping Tao [incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
14.1	Code of Ethics, adopted June 22, 2010 [incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
21	Subsidiaries of the Company [incorporated by reference to Exhibit 21 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
99.1	Cayman Islands Government Undertaking as to Tax Concessions, dated April 4, 2006 [incorporated by reference to Exhibit 99.1 to the Company’s Amendment No. 1 to Registration Statement on Form S-1/A filed on June 21, 2010]
99.2	Audit Committee Charter, adopted June 22, 2010 [incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
99.3	Compensation Committee Charter, adopted June 22, 2010 [incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
99.4	Governance and Nominating Committee Charter, adopted June 22, 2010 [incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
99.5	Nominee Agreement, adopted September 5, 2007, by and among Li Zhou, Weiqing Zhang and Xiaoyan Cheng [incorporated by reference to Exhibit 99.5 to the Company’s Amendment No. 3 to Registration Statement on Form S-1/A filed on August 27, 2010]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2010

CHINA OUMEI REAL ESTATE INC.

By: /s/Weiqing Zhang
Weiqing Zhang
Chief Executive Officer

INDEX TO FINANCIAL STATEMENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS OF LEEWELL INVESTMENT GROUP LIMITED FOR THE FISCAL YEARS ENDED DECEMBER 25, 2009, 2008 AND 2007	F-2
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets	F-4
Consolidated Statements of Income and Comprehensive Income	F-5
Consolidated Statements of Changes in Shareholders’ Equity	F-6
Consolidated Statements of Cash Flows	F-7 - F-8
Notes to Consolidated Financial Statements	F-9 - F-29
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF CHINA OUMEI REAL ESTATE INC. AS OF DECEMBER 31, 2009	F-30

LEEWELL INVESTMENT GROUP LIMITED

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 25, 2009, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Leewell Investment Group Limited and Subsidiaries

We have audited the accompanying consolidated balance sheets of Leewell Investment Group Limited and Subsidiaries as of December 25, 2009 and 2008 and the related consolidated statements of income and comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 25, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Leewell Investment Group Limited and Subsidiaries as of December 25, 2009 and 2008 and the results of their operations and their cash flows for each of the three years in the period ended December 25, 2009 in conformity with United States generally accepted accounting principles.

As discussed in Note 22 to the financial statements, the December 25, 2009 and 2008 financial statements have been restated to correct a misstatement.

MSPC
Certified Public Accountants and Advisors, A Professional Corporation

New York, New York
March 23, 2010, except for Note 22, as to which the date is November 3, 2010

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 25,	December 25,
	2009	2008
ASSETS
CURRENT ASSETS
Cash	$2,264,438	$638,639
Restricted cash	1,641,778	1,635,878
Revenue in excess of billings	4,045,979	-
Contracts receivable, net	12,552,315	6,359,497
Related party receivable	2,949,102	15,279,068
Inventories	106,452,702	77,008,683
Other receivables, net	1,634,987	367,836
Prepaid expenses	1,461,670	3,782,408
Total Current Assets	133,002,971	105,072,009

PROPERTY, PLANT AND EQUIPMENT, NET	3,461,317	3,001,888
PROPERTY, PLANT AND EQUIPMENT, IDLE	1,530,390	1,991,799
GOODWILL	3,620,670	3,596,117
LAND USE RIGHTS, NET	54,060,495	64,655,669
DEFERRED TAX ASSETS	657,000	330,873
TOTAL ASSETS	$196,332,843	$178,648,355

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$35,217,320	$14,682,599
Short-term loans	2,719,432	2,879,010
Notes payable	146,800	-
Accounts payable	487,238	-
Customer deposits	19,780,472	42,980,448
Other payables	4,186,745	3,287,869
Taxes payable	26,049,956	22,217,920
Other current liabilities	207,936	192,906
Total Current Liabilities	88,795,899	86,240,752

LONG-TERM DEBT	4,404,000	29,160,895
LONG-TERM DEFERRED TAX LIABILITIES	8,781,998	-

SHAREHOLDERS' EQUITY
Common stock par value $0.1282 per share, 150,000,000 shares authorized, 102,566,690 issued and outstanding in 2009 and 2008	13,149,576	13,149,576
Paid-in capital	(4,136,677)	(13,611,215)
Appropriated retained earnings	10,298,700	6,642,568
Unappropriated retained earnings	68,001,730	50,502,576
Accumulated other comprehensive income	7,037,617	6,563,203
Total Shareholders' Equity	94,350,946	63,246,708
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$196,332,843	$178,648,355

See Accompanying Notes to Consolidated Financial Statements

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
THE YEARS ENDED DECEMBER 25, 2009, 2008, AND 2007

	2009	2008	2007
			Restated

SALES	$91,041,042	$77,032,561	$51,850,312
SALES TO RELATED PARTY	3,274,458	-	-
TOTAL SALES	94,315,500	77,032,561	51,850,312

COST OF SALES	(57,442,457)	(46,321,251)	(36,243,778)
COST OF SALES TO RELATED PARTY	(853,951)	-	-
TOTAL COST OF SALES	(58,296,408)	(46,321,251)	(36,243,778)

GROSS PROFIT	36,019,092	30,711,310	15,606,534

ADVERTISING	(268,222)	(112,263)	(46,492)
COMMISSION	(84,982)	(574,262)	(134,989)
SELLING EXPENSES	(49,800)	(81,415)	(2,187)
BAD DEBT EXPENSE	(207,523)	(1,198,942)	(245,243)
GENERAL AND ADMINISTRATIVE EXPENSES	(4,655,596)	(2,283,744)	(807,589)
INCOME FROM OPERATIONS	30,752,969	26,460,684	14,370,034

OTHER INCOME (EXPENSES)
Miscellaneous income	327,294	91,945	10,280
Interest expense	(866,751)	(968,710)	(70,963)
	(539,457)	(876,765)	(60,683)
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM	30,213,512	25,583,919	14,309,351

INCOME TAXES
Current	(369,660)	(5,350,455)	(5,090,161)
Deferred	(8,688,566)	(1,251,739)	-
	(9,058,226)	(6,602,194)	(5,090,161)

INCOME BEFORE EXTRAORDINARY ITEM	21,155,286	18,981,725	9,219,190

EXTRAORDINARY ITEM (NET OF INCOME TAX OF $0)	-	12,499,576	-
NET INCOME	21,155,286	31,481,301	9,219,190

OTHER COMPREHENSIVE INCOME:
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	474,414	3, 486,204	2,107,856
COMPREHENSIVE INCOME	$21,629,700	$34,967,505	$11,327,046

EARNINGS PER COMMON SHARE BASIC AND DILUTED
- Income before extraordinary item	$0.21	$0.19	$921.92
- Extraordinary item	$-	$0.12	$-
- Net income	$0.21	$0.31	$921.92

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	102,566,690	102,566,690	10,000

See Accompanying Notes to Consolidated Financial Statements

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 25, 2009, 2008, AND 2007

						Accumulated
				Appropriated	Unappropriated	Other
			Paid-in	Retained	Retained	Comprehensive	Shareholders’
	Shares	Amount	Capital	Earnings	Earnings	Income	Equity
Balance at December 25, 2006	10,000	1,282	11,860,978	2,684,678	13,768,318	969,143	29,284,399
Elimination of investment in subsidiary against subsidiary equity (Note 1)			(13,165,828)				(13,165,828)
Adjustments for the acquisition			407,880		(8,343)		399,537
Net income					9,219,190		9,219,190
Foreign currency translation adjustment						2,107,856	2,107,856
Earnings appropriated in accordance with Chinese law				1,550,185	(1,550,185)
Balance at December 25, 2007, restated	10,000	1,282	(896,970)	4,234,863	21,428,980	3,076,999	27,845,154
Shareholder loan converted to shares	102,556,690	13,148,294					13,148,294
Due to acquisition of subsidiaries			(12,714,245)				(12,714,245)
Net income					31,481,301		31,481,301
Foreign currency translation adjustment						3,486,204	3,486,204
Earnings appropriated in accordance with Chinese law				2,407,705	(2,407,705)
Balance at December 25, 2008	102,556,690	13,149,576	(13,611,215)	6,642,568	50,502,576	6,563,203	63,246,708
Due to acquisition of subsidiaries			9,474,538				9,474,538
Net income					21,155,286		21,155,286
Foreign currency translation adjustment						474,414	474,414
Earnings appropriated in accordance with Chinese law				3,656,132	(3,656,132)
Balance at December 25, 2009	102,556,690	13,149,576	(4,136,677)	10,298,700	68,001,730	7,037,617	94,350,946

See Accompanying Notes to Consolidated Financial Statements

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 25, 2009, 2008, AND 2007

	2009	2008	2007
			Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$21,155,286	$31,481,301	$9,219,190
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Bad debt expense	207,523	1,198,941	245,243
Depreciation expense	245,388	246,400	205,366
Amortization of land use rights	-	-	36,487
Extraordinary items	-	(12,499,576)	-
Deferred tax expense	8,688,566	1,251,739	-

Decrease (increase) in operating assets:
Restricted cash	192,911	(1,564,681)	26,465
Revenue in excess of billings	(4,040,467)	-	-
Contracts receivable	(6,696,979)	1,633,906	(5,108,372)
Related party receivable	7,286,347	75,695,314	7,857,517
Inventories	24,608,287	25,990,884	26,040,584
Other receivables	593,540	4,667,529	(1,169,774)
Prepaid expenses	2,343,368	(1,676,883)	93,175

Increase (decrease) in operating liabilities:
Accounts payable	(9,335,626)	(1,306,287)	535,539
Related party payable	-	(17,180,260)	(10,185,449)
Customer deposits	(37,961,384)	(56,452,177)	(33,248,166)
Other payable	138,975	(509,459)	44,656
Taxes payable	3,829,172	9,943,221	6,624,335
Other current liabilities	(4,087)	95,169	(3,845)
Net cash provided by operating activities	11,250,820	61,015,081	1,212,951

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of short-term investment	-	-	39,456
Purchase of fixed assets	(199,025)	(24,716)	(562,007)
Purchase of Oumei	-	-	(13,167,110)
Purchase of subsidiaries	-	(58,496,914)	-
Cash received from acquisition of subsidiaries	433,839	-	-
Net cash provided (used) by investing activities	234,814	(58,521,630)	(13,689,661)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	-	-	1,282
Proceeds from note payable	(41,048)	-	-
Net change in short-term borrowing	(179,080)	(3,805,052)	14,166,301
Repayments of long-term borrowing	(14,044,280)	-	-
Proceeds from long-term borrowing	4,398,000	-	-
Net cash provided (used) by financing activities	(9,866,408)	(3,805,052)	14,167,583

Effect of exchange rate changes on cash	6,573	16,518	9,891

NET INCREASE (DECREASE) IN CASH	1,625,799	(1,295,083)	1,700,764
CASH AT BEGINNING OF YEAR	638,639	1,933,722	232,958
CASH AT END OF YEAR	$2,264,438	$638,639	$1,933,722

SUPPLEMENTAL DISCLOSURES:
Interest paid	$3,195,886	$3,737,121	$756,839
Income taxes paid	$260,255	$1,301,525	$35,961

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 25, 2009, 2008, AND 2007

Non-cash investing and financing activities:
Land use rights purchased through the exchange of other receivables	$-	$-	$1,104,768
Land use rights transferred to inventory as project development cost	$11,036,630	$-	$-
Cash consideration paid by Longhai Group for the subsidiaries' acquisition, resulting in a decrease in related party receivable	$5,131,000	$14,344,712	$-

See Accompanying Notes to Consolidated Financial Statements

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 1 - Organization

Qingdao Oumei Real Estate Development Co., Ltd (“Oumei”) was incorporated as a limited liability company in Qingdao under the laws of the People’s Republic of China (“PRC” or “China”). Oumei is engaged in the development and sale of residential and commercial real estate properties located primarily in Pingdu, Laixi and Jimo cities of Shandong Province, China.

Oumei was established by Mr. Zhang Weiqing (51%) and Mr. Wang Shengguo (49%) on May 15, 2001 with a registered capital of approximately $604,000. On February 9, 2002, Mr. Wang Shengguo sold his interest in Oumei to Ms. Cheng Xiaoyan. Mr. Zhang and Ms. Cheng then increased their contribution to Oumei in proportion to their ownership interests by approximately $6,200,000 and $5,089,200 in 2003 and 2006, respectively. The equity interests percentages held by these individuals were 51% and 49%, respectively.

On September 20, 2007, Mr. Zhang and Ms. Cheng sold all their interests in Oumei to Leewell Investment Group Limited (“the Company” or "Leewell") for $13,167,110. Leewell is a Hong Kong based company with an authorized capital of HK$10,000 (approximately $1,282), and it was wholly owned by Mr. Zhou Li as nominee for Mr. Zhang and Ms. Cheng until October 2, 2009. On that date, all the outstanding shares of Leewell were sold to Longhai Holdings Company Limited, a company controlled by Mr. Antoine Cheng (See Note 5). The acquisition of Oumei by Leewell is considered a combination under common control. Acquired assets and liabilities are recorded at book value. Equity of Leewell is shown as outstanding from the earliest period presented. The financial statements of the two previously separate entities are retroactively combined for all periods presented. Because cash was exchanged in the transaction, an adjustment for $13,165,828 is shown in the consolidated statement of changes in shareholders’ equity for the year ended December 25, 2007 to eliminate the difference between the total cash of $13,167,110 used to purchase Oumei and the amount of Leewell's equity of $1,282. As a result of the acquisition, Oumei became a wholly foreign-owned enterprise with limited liability under the laws of China.

Since inception, the Company's activities have been limited to organizational efforts, obtaining initial financing, and preparing to make filings with the Securities and Exchange Commission ("SEC").

All significant intercompany transactions and balances are eliminated on consolidation.

Note 2 - Acquisition of Subsidiaries

On January 19, 2008, Oumei reached agreements with the shareholders of Weihai Huancui District Mingwei Industry Co., Ltd (“Mingwei”) to acquire 100% of its equity interest by paying Chinese Yuan (“CNY”) 110,000,000 (approximately $15 million).

The following table summarizes the approximate estimated fair values of the assets and liabilities acquired from Mingwei at acquisition date.

Intangible assets	$37,242,000
Current liabilities	(21,591,000)
Net assets acquired at FMV	15,651,000
Cash consideration	14,960,000
Difference	$(691,000)

100% of the above difference was allocated to land use rights and reduced the fair market value recorded.

On January 22, 2008, Oumei reached an agreement with the sole shareholder of Longhai Hotel Co., Ltd (“Longhai Hotel”), to acquire 100% of its equity interest by paying CNY110,000,000 (approximately $15 million). Longhai Hotel is owned by Mr. Zhang Weiqing, who is also the former shareholder of Oumei (See Note 1). The acquisition is a business combination under common control, therefore, the Company accounted for this acquisition using the as if pooling of interest method. The acquired businesses and net assets are recorded at book value as if the businesses and net assets of Longhai Hotel have been owned by the Group from the earliest comparative period presented. Accordingly, the financial information for 2007 has been restated as follows:

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 2 - Acquisition of Subsidiaries (Continued)

	Year ended December 25, 2007
		Acquisition
	Originally	of Longhai
	stated	Hotel	Restated
Sales	$51,850,312	$-	$51,850,312
Net income	9,334,303	(115,113)	9,219,190
Net cash inflow from operating activities	1,212,951	-	1,212,951
Net cash outflow from investing activities	(13,689,661)	-	(13,689,661)
Net cash inflow from financing activities	14,167,583	-	14,167,583
Total current assets	69,443,412	-	69,443,412
Total assets	73,677,803	14,144,985	87,822,788
Total current liabilities	46,112,906	13,864,728	59,977,634
Shareholders’ equity	27,564,897	280,257	27,845,154

The following table summarizes the carryover historical costs of the assets and liabilities of Longhai Hotel at acquisition date.

Fixed assets	$2,782,000
Intangible assets	11,367,000
Current liabilities	(13,869,000)
Net asset acquired at historical costs	280,000
Cash consideration	14,960,000
Difference	$14,680,000

100% of the above difference was recorded in additional paid-in capital as it was acquired from a related party with common interest.

On January 23, 2008, Oumei reached agreements with the shareholders of Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd (“Longhai Properties”) to acquire 100% of its equity interest by paying CNY140,000,000 (approximately $19 million).

The following table summarizes the approximate estimated fair values of the assets and liabilities of Longhai Properties at acquisition date.

Current assets	$41,339,000
Fixed assets	15,000
Intangible assets	10,224,000
Current liabilities	(32,901,000)
Long-term debt	(2,992,000)
Net assets acquired at FMV	15,685,000
Cash consideration	19,040,000
Difference	$3,355,000

100% of the above difference was recorded as goodwill.

On January 24, 2008, Oumei reached agreements with the shareholders of Xudong Real Estate Development Co., Ltd (“Xudong”) to acquire 100% of its equity interest by paying CNY60,000,000 (approximately $8.3 million). Longhai Group, a related party, owned approximately 74% of Xudong (See Notes 1 and 5).

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 2 - Acquisition of Subsidiaries (Continued)

The following table summarizes the approximate estimated fair values of the assets and liabilities of Xudong at acquisition date.

Current assets	$54,319,000
Current liabilities	(17,599,000)
Long-term debt	(27,700,000)
Net assets acquired at FMV	9,020,000
Cash consideration	8,310,000
Difference	$(710,000)

74% of the above difference, approximately $525,000, was recorded in additional paid-in capital as it was acquired from a related party; the remaining 26%, approximately $185,000, was recorded as extraordinary item in 2008.

On August 27, 2008, Oumei reached agreements with the shareholders of Weifang Longhai Industry Co., Ltd. (“Weifang Industry”) to acquire 100% of their equity interest by paying CNY30,000,000 (approximately $4.4 million). Longhai Group, a related party (See Note 5), owned approximately 95% of Weifang Industry. Mr. Gao Xuling, acting as a trustee shareholder on behalf of Mr. Antoine Cheng, held 5% of Weifang Industry.

The following table summarizes the approximate estimated fair values of the assets and liabilities of Weifang Industry at acquisition date.

Current assets	$23,147,000
Fixed assets	9,000
Current liabilities	(15,983,000)
Net assets acquired at FMV	7,173,000
Cash consideration	4,386,000
Difference	$(2,787,000)

$9,000 of the above difference was allocated to fixed assets and reduced the fair market value recorded. 100% of the remaining difference was recorded in additional paid-in capital as it was acquired from related parties.

On August 28, 2008, Oumei reached an agreement with the sole shareholder of Weifang Longhai Zhiye Co., Ltd. (“Weifang Zhiye”) to acquire 100% of its equity interest by paying CNY30,000,000 (approximately $4.4 million).

The following table summarizes the approximate estimated fair values of the assets and liabilities of Weifang Zhiye at acquisition date.

Current assets	$21,707,000
Fixed assets	10,000
Current liabilities	(13,034,000)
Net assets acquired at FMV	8,683,000
Cash consideration	4,392,000
Difference	$(4,291,000)

$10,000 of the above difference was allocated to fixed assets and reduced the fair market value recorded. The remaining difference, approximately $4,281,000, was recorded as an extraordinary item in 2008.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 2 - Acquisition of Subsidiaries (Continued)

On August 29, 2008, Oumei reached agreements with the shareholders of Weifang Qi Lu Guo Tai Zhiye Co., Ltd. (“Qi Lu Guo Tai”) to acquire 100% of its equity interest by paying CNY40,000,000 (approximately $5.8 million).

The following table summarizes the approximate estimated fair values of the assets and liabilities of Qi Lu Guo Tai at acquisition date.

Current assets	$50,076,000
Fixed assets	24,000
Current liabilities	(32,032,000)
Long-term debt	(3,897,000)
Net assets acquired at FMV	14,171,000
Cash consideration	5,860,000
Difference	$(8,311,000)

$24,000 of the above difference was allocated to fixed assets and reduced the fair market value recorded. The remaining difference, approximately $8,287,000, was recorded as an extraordinary item in 2008.

The assets and liabilities of the acquired companies were recorded at full fair value at the acquisition dates except Longhai Hotel. The acquisition of Longhai Hotel was considered as an acquisition from a related party under common control. Assets and liabilities are recognized at historical carryover costs. No goodwill or extraordinary item was recognized. The acquisitions of Xudong and Weifang Industry are considered as acquisitions from a related party; therefore, the cash consideration paid did not represent the market value that would have been paid had the transaction been at arm’s length. The excess of net assets over the purchase price has been recorded as an extraordinary item for the non-related party portion and as additional paid-in-capital for the related party portion.

The assets and liabilities of Mingwei, Longhai Properties, Weifang Zhiye and Qi Lu Guo Tai were recorded at fair values at the acquisition dates. Goodwill is recognized for the acquisition of Longhai Property as the Company believes the value of Longhai Property was higher than the market price at the date of acquisition. Longhai Property maintains a high profit level and owns land in the city center of Weihai, which the Company considers a strategic location for construction that has the potential to significantly increase the profits of the Company. The combination of these factors is the reason for the excess of the purchase price over the fair value of the tangible assets and liabilities acquired. Extraordinary items are recognized for the acquisitions of Weifang Zhiye and Qi Lu Guo Tai due to the excess of fair values over the purchase prices. No extraordinary item is recognized for Mingwei since the excess of fair value over the purchase price was absorbed by non-current assets. The acquisitions of Mingwei, Weifang Zhiye and Qi Lu Guo Tai were conducted through arms-length negotiations. Oumei was able to achieve a bargain purchase due to the fact that shareholders in the selling entity wanted to withdraw quickly and the transaction was on an all-cash basis in an expedited fashion.

The acquisition increased the land reserve and expanded the market share of the Company in Shandong Province.

On June 25, 2009, Oumei reached agreement with the shareholder of Caoxian Industrial Co., Ltd (“CXSY”) to acquire 100% of its equity interest by paying CNY15,000,000 (approximately $2.2 million). Longhai Group, a related party (see Note 5), funded the purchase. This funding reduced the receivable due from Longhai Group at the time of the acquisition. Longhai Group owned approximately 90% of Caoxian Industry; Mr. Wang Hongde, acting as a trustee shareholder on behalf of Mr. Antoine Cheng, held 10% of Caoxian Industrial.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 2 - Acquisition of Subsidiaries (Continued)

The following table summarizes the approximate estimated fair values of the assets and liabilities of CXSY at acquisition date.

Current assets	$16,396,000
Fixed assets	10,000
Current liabilities	(4,092,000)
Long-term debt	(5,128,000)
Net assets acquired at FMV	7,186,000
Cash consideration	2,197,000
Difference	$(4,989,000)

100% of the above difference was recorded in additional paid-in capital as it was acquired from related parties.

On September 25, 2009, Oumei reached agreement with the shareholder of Longhai Real Estate Development Co., Ltd (“LHFDC”) to acquire 100% of its equity interest by paying CNY20,000,000 (approximately $2.9 million). Longhai Group, a related party (See Note 5), funded the purchase. This funding reduced the receivable due from Longhai Group at the time of the acquisition. Ms. Wang Jinhua, Mr. Antoine Cheng’s wife, owned 40% of LHFDC; Ms. Wang Yingchun, acting as a trustee shareholder on behalf of Mr. Antoine Cheng, owned 60% of LHFDC.

The following table summarizes the approximate estimated fair values of the assets and liabilities of LHFDC at acquisition date.

Current assets	$28,262,000
Current liabilities	(20,842,000)
Net assets acquired at FMV	7,420,000
Cash consideration	2,934,000
Difference	$(4,486,000)

100% of the above difference was recorded in additional paid-in capital as it was acquired from related parties.

The acquisitions of CXSY and LHFDC are considered as acquisitions from a related party; therefore, the cash consideration paid did not represent the market value that would have been paid had the transaction been at arm’s length.

The amounts of revenue and earnings of CXSY since June 25, 2009 which were included in the Consolidated Statement of Income and Comprehensive Income for 2009 were approximately $6,447,000 and $1,491,000, respectively.

The amounts of revenue and earnings of LHFDC since September 25, 2009 which were included in the Consolidated Statement of Income and Comprehensive Income for 2009 were approximately $21,962,000 and $7,862,000, respectively.

For the year ended December 25, 2008, the Consolidated Statements of Income and Comprehensive Income included twelve months results of operations of Mingwei, Longhai Hotel, Longhai Properties, Xudong and four months results of operations of Weifang Industry, Weifang Zhiye and Qi Lu Guo Tai.

For the year ended December 25, 2009, the Consolidated Statement of Income and Comprehensive Income included twelve months results of operations of Mingwei, Longhai Hotel, Longhai Properties, Xudong, Weifang Industry, Qi Lu Guo Tai, Weifang Zhiye and six months results of operations of CXSY and three months results of operations of LHFDC.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 2 - Acquisition of Subsidiaries (Continued)

Supplemental information on an unaudited pro forma basis, as if the acquisitions of the subsidiaries had been consummated at the beginning of each of the years presented, is as follows:

	2009	2008
Sales	$94,315,500	$77,032,561
Net income	$20,811,790	$30,485,677

The unaudited pro forma supplemental information is based on estimates and assumptions which the Company believes are reasonable. It is not necessarily indicative of the consolidated financial position or results of income in future periods or the results that actually would have been realized had we been a combined company as of the beginning of the years presented.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP").

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in the preparation of the financial statements include the selection of the useful lives of property and equipment and the provision necessary for uncollectible receivables. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. Fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amounts of cash, restricted cash, revenue in excess of billings, contracts receivable, related party and other receivables, accounts payable, note payable, related party and other payables, customer deposits, and short-term loans approximate their fair values because of the short period of time between the origination of such instruments and their expected realization. The Company considers the carrying amount of long-term bank loans to approximate their fair values based on the interest rates of the instruments and the current market rate of interest.

Reporting Currency and Foreign Currency Translation

The functional currency of Oumei and its subsidiaries is the CNY and the Company’s reporting currency is the United States Dollar (USD). The assets and liabilities of Oumei and its subsidiaries are translated at the exchange rate on the balance sheet date, shareholders’ equity is translated at the historical rates and the revenues and expenses are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in the Statements of Income and Comprehensive Income in accordance with ASC 220, Comprehensive Income. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the Statements of Income and Comprehensive Income as incurred. The transaction gains and losses were immaterial for the all periods presented.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Since July 2005, the CNY is no longer pegged to the USD. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the CNY may appreciate or depreciate significantly in value against the USD in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the CNY exchange rate and lessen intervention in the foreign exchange market. Therefore, the Company’s foreign currency exchange gains and losses may be magnified by PRC exchange control regulations that restrict the Company’s ability to convert CNY into foreign currencies.

Revenue Recognition

Real estate sales are reported in accordance with the provisions of ASC 360-20, Property, Plant and Equipment, Real Estate Sales, Sales Other Than Retail Land Sales. Revenue from the sales of development properties where the construction period is twelve months or less is recognized by the full accrual method when the sale is consummated. A sale is not considered consummated until (1) the parties are bound by the terms of a contract or agreement, (2) all consideration has been exchanged, (3) any permanent financing of which the seller is responsible has been arranged, (4) all conditions precedent to closing have been performed, (5) the seller does not have substantial continuing involvement with the property, and (6) the usual risks and rewards of ownership have been transferred to the buyer. Revenue recognized to date in excess of cash received from customers is classified as current assets under contracts receivable. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

Effective December 26, 2008, the Company adopted the percentage-of-completion method of accounting for revenue recognition for all building construction projects in progress in which the construction period was expected to be more than twelve months at that date. The full accrual method was used before that date for all of our residential and commercial projects. The Company changed to the percentage-of-completion method for contracts longer than one year as this method more accurately reflects how revenue is earned on these contracts, particularly for interim reporting purposes.

ASC 250 requires retrospective application of a change in accounting principle unless impracticable. The change to the percentage-of-completion method had no effect on our December 25, 2008 financial statements and we found it was impracticable to determine the effect on the December 25, 2007 financial statements as no progress reports detailing the percentage-of-completion of our contracts were prepared for that year.

Revenue and profit from the sale of development properties where the construction period is more than twelve months is recognized by the percentage-of-completion method on the sale of individual units when the following conditions are met: (1) construction is beyond a preliminary stage; (2) the buyer is committed to the extent of being unable to require a refund except for non-delivery of the unit; (3) sufficient units have already been sold to assure that the entire property will not revert to rental property; (4) sales prices are collectible and (5) aggregate sales proceeds and costs can be reasonably estimated. If any of these criteria are not met, proceeds are accounted for as deposits until the criteria are met and/or the sale consummated.

Under the percentage of completion method, revenues from units sold and related costs are recognized over the course of the construction period, based on the completion progress of a project. In relation to any project, revenue is determined by calculating the ratio of completion and applying that ratio to the contracted sales amounts. This ratio of completion is determined by the Company using data reported by licensed independent third party construction supervising firms hired by the Company as the contractors employed by the Company request advance payments and do not specifically allocate these costs to the various projects. Cost of sales is recognized by multiplying the ratio by the total budgeted costs. Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are determined. Revenue recognized to date in excess of cash received from customers is classified as current assets under revenue in excess of billings. Amounts received from customers in excess of revenue recognized to date are classified as current liabilities under customer deposits.

Any losses incurred or identified on real estate transaction are recognized in the period in which the transaction occurs.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Real Estate Capitalization and Cost Allocation

Properties under construction or held for sale consist of residential and commercial units under construction and units completed.

Properties under construction or held for sale are stated at cost or estimated net realizable value, whichever is lower. Costs include costs of land use rights, direct development costs, including predevelopment costs, interest on indebtedness, construction overhead and indirect project costs. Total estimated costs of multi-unit developments are allocated to individual units based upon specific identification methods. Costs of land use rights include land premiums and deed tax and are allocated to projects on the basis of acreage and gross floor area.

Capitalization of Interest

In accordance with ASC 360, Property, Plant and Equipment, interest incurred during construction is capitalized to properties under construction. All other interest is expensed as incurred.

For the year ended December 25, 2009, total interest incurred by the Company was $3,195,886 (2008: $3,737,121 and 2007 restated: $756,839), of which capitalized interest was $2,329,135 (2008: $2,768,411, and 2007 restated: $685,876).

Concentration of Risks

The Company sells residential and commercial units to residents and small business owners. In 2009, the Company recorded approximately $9,995,000 of sales and contracts receivable from the sales of affordable housing to City Government of Qingdao for the Real-Estate Development Management Bureau for a relocation program. Such sales are approximately 11% of the total sales in 2009 and the related contracts receivable comprise about 80% of the total contracts receivable as of December 25, 2009.

For the years ended December 25, 2009 and 2008, the Company had two major constructors for most of its construction services and construction materials: Qingdao Zhongxing Construction Ltd and Longhai Construction Ltd. In 2009 and 2008 Oumei made payments to Longhai Construction Ltd, a related party (See Note 5), of approximately $13,784,000 and $9,008,000 respectively. For the year ended December 25, 2007, Qingdao Zhongxing Construction Ltd was the only constructor used by the Company.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and by the general state of the PRC’s economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and methods of taxation, among other things.

The Company has a credit risk exposure of uninsured cash in banks at December 25, 2009 of $3,906,216 (2008: $2,274,517). The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company maintains bank accounts in the PRC and Hong Kong. All PRC bank balances are denominated in CNY. Hong Kong bank balances are denominated in USD. At December 25, 2009 and 2008, the Company had no cash equivalents.

Cash includes cash on hand and demand deposits in accounts maintained with state-owned and private banks within the PRC and Hong Kong.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Restricted Cash

PRC banks grant mortgage loans to home purchasers and will credit these amounts to the Company’s bank account once title passes to the purchasers. If the condominiums are not completed and the new homeowners have no ownership documents to secure the loan, the bank will deduct 5% of the homeowner’s loan from the Company’s bank account and transfer that amount to a designated bank account classified on the balance sheet as restricted cash. Interest earned on the restricted cash is credited to the Company’s normal bank account. The bank will release the restricted cash after home purchasers have obtained the ownership documents to secure the mortgage loan. Total restricted cash amounted to $1,641,778 as of December 25, 2009 (2008: $1,635,878).

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure contracts receivable, related party receivables and other receivables are not overstated due to uncollectability. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's or debtor's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's or debtor’s operating results or financial position. If circumstances related to customers or debtors change, estimates of the recoverability of receivables would be further adjusted. As of December 25, 2009 and 2008, the allowances for doubtful accounts are $1,617,114 and $1,033,520 for contracts receivable, and $272,361 and $636,745 for other receivables, respectively.

An allowance for contracts receivable is established as follows: 50% of the balances aged between one and two years and over CNY100,000 (approximately $15,000); 10% of the balances aged between one and two years and under CNY100,000 (approximately $15,000); and 100% of the balances aged over two years.

Inventory

Inventory is stated at the lower of cost or market, on a specific identification basis. In addition to direct land acquisition, land development and construction costs, costs include interest and direct overhead which are capitalized to inventories during the period beginning with the commencement of construction and ending with the completion of construction.

Property, Plant and Equipment, Net

Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Estimated Useful Lives
Buildings and improvements	20 years
Vehicles	5 years
Office equipment and others	5 years

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterments to property, plant and equipment are capitalized and depreciated over the remaining useful life of the assets.

Impairment of Long-lived Assets

The Company reviews its long-lived assets other than goodwill whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. There was no impairment loss recognized for long-lived assets for the years ended December 25, 2009, 2008 and 2007.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Goodwill

The Company accounts for acquisitions of business in accordance with ASC 805, Business Combinations, which results in the recognition of goodwill when the purchase price exceeds the fair value of net assets acquired. Goodwill is not subject to amortization but will be subject to at least an annual evaluation for impairment. The Company has performed such annual evaluation in 2009 and determined that goodwill was not impaired as of December 25, 2009.

Goodwill is stated in the consolidated balance sheet at cost less accumulated impairment loss. An analysis of changes in goodwill is as follows:

	December 25, 2009	December 25, 2008
Opening balance	$3,596,117	$-
Acquisitions	-	3,596,117
Effect of exchange rate change	24,553	-
Closing balance	$3,620,670	$3,596,117

Land Use Rights

Land use rights are related to the development rights for acres of land in various projects. These rights are capitalized until a development project commences on the land for which the rights have been acquired. At this time, the rights are transferred to properties under construction inventory.

Income Taxes

The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company is governed by the Income Tax Laws of the PRC concerning Chinese registered limited liability companies. Under the Income Tax Laws of the PRC, Chinese enterprises are generally subject to an income tax at an effective rate of 25% since January 1, 2008 and 33% prior to that date on taxable income.

According to the Income Tax Laws of the PRC for real estate developers, income tax of the Company is calculated by project. When all units of a project are sold, the PRC tax department will assess the tax due on the project and issue a tax due notification to the Company. The Company has to pay the tax by the due date on the notification. If the Company does not pay the tax by the due date, the tax department will charge the Company interest. The Company includes any interest and penalties in general and administrative expenses.

Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and it prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the PRC government. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current PRC government officials.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Income Taxes (Continued)

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of December 25, 2009 is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of December 25, 2009, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Land Appreciation Tax (“LAT”)

In accordance with the relevant taxation laws in the PRC, the Company is subject to LAT based on progressive rates ranging from 30% to 60% on the appreciation of land value, which is calculated as the proceeds of sales of properties less deductible expenditures, including borrowings costs and all property development expenditures. The tax rules to implement the laws stipulate that the whole project must be completed before the LAT obligation can be assessed. Accordingly, the Company records the liability and the related expense at the completion of a project, unless the tax authorities impose an assessment at an earlier date. Deposits made against the eventual obligation are included in prepaid expenses.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company’s only components of comprehensive income during the years ended December 25, 2009, 2008 and 2007 were net income and the foreign currency translation adjustment.

Statement of Cash Flows

In accordance with ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Advertising Expenses

Advertising costs are expensed as incurred, or the first time the advertising takes place, in accordance with ASC 720-35,

Advertising Costs.

For the year ended December 25, 2009, the Company recorded an advertising expense of $311,560 (2008: $242,021 and 2007 restated: $46,492).

Property Warranty

The Company and its subsidiaries provide customers with warranties which cover major defects of building structure and certain fittings and facilities of properties sold as stipulated in the relevant sales contracts. The warranty period is one year. The Company constantly estimates potential costs for materials and labor with regard to warranty-type claims expected to be incurred subsequent to the delivery of a property.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Property Warranty (Continued)

Reserves are determined based on historical data and trends with respect to similar property types and geographical areas. The Company monitors the warranty reserve and makes adjustments to its pre-existing warranties, if any, in order to reflect changes in trends and historical data as information becomes available. The Company may seek further recourse against its contractors or any related third parties if it can be proved that the faults are caused by them. In addition, the Company also withholds up to 5% of the contract cost from subcontractors for periods of two to five years. These amounts are included in current liabilities, and are only paid to the extent that there have been no warranty claims against the Company relating to the work performed or materials supplied by the subcontractors. For the three years ended December 25, 2009, 2008 and 2007, the Company has not recognized any warranty liability or incurred any warranty costs in excess of the amount retained from subcontractors.

Note 4 - Contracts Receivable

Contracts receivable consists of balances due from customers for the sale of residential and commercial units. In cases where the customers deposit more than 50% of the total purchase price, the Company may defer the remaining purchase price. These deferred balances are unsecured, bear no interest and are due within 360 days from the date of the sale. Contracts receivable are presented net of an allowance for doubtful accounts of $1,617,114 at December 25, 2009 (2008: $1,033,520).

Note 5 - Related Party Transactions

As of December 25, 2009, the Company has a total of $2,949,102 (2008: $15,279,068) due from and a total of $0 (2008: $0) due to Longhai Group and its subsidiaries. Mr. Antoine Cheng is the controlling shareholder of Longhai Group (See Notes 1 and 2). These balances have no stated terms for repayment and are not interest bearing.

In 2009, the Company sold two floors of a project for office use to Longhai Construction Ltd, a subsidiary of Longhai Group, for approximately $3,274,000.

A significant number of the Company’s past or recent acquisitions were from related parties. Refer to Note 2, Acquisition of Subsidiaries, for detailed descriptions of these related-party transactions.

Note 6 - Inventories

Inventories include properties held for sales and properties under construction. The following summarizes the components of real estate inventories at December 25, 2009 and 2008:

	2009	2008
Properties held for sale	$35,549,529	$21,857,879
Properties under construction	33,552,748	13,302,752
Properties held for sale pledged for mortgage loans	2,132,197	756,724
Properties under construction pledged for mortgage loans	35,218,228	41,091,328
Total	$106,452,702	$77,008,683

Note 7 - Other Receivables, Net

Other receivables consist of various cash advances to employees and unrelated companies with which the Company has business relationships. These amounts are unsecured, non-interest bearing and generally short term in nature. As of December 25, 2009, the balance of other receivables was $1,634,987 (2008: $367,836), which is net of an allowance for doubtful accounts of $272,361(2008: $636,745).

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 8 - Property and Equipment, Net

Property and equipment consist of the following at December 25, 2009 and 2008:

	2009	2008
Buildings and improvements	$3,756,672	$2,466,129
Vehicles	392,615	238,546
Office equipment and others	67,938	4,389
Idle assets	1,761,600	2,372,701
Construction in progress	-	642,021
	$5,978,825	$5,723,786
Accumulated depreciation	(987,118)	(730,099)
Property and equipment, net	$4,991,707	$4,993,687

Depreciation expense for the years ended December 25, 2009, 2008 and 2007 was $246,680, $246,400 and $205,366 (restated), respectively, and is included in general and administrative expenses on the Statements of Income and Comprehensive Income.

Note 9 - Accounts Payable

As of December 25, 2009, the Company has accounts payable $487,238. There was no accounts payable as of December 25, 2008.

Note 10 - Customer Deposits

Customer deposits consist of amounts received from customers relating to the sale of residential and commercial units in the PRC. In the PRC, customers will generally obtain permanent financing for the purchase of their residential unit prior to the completion of the project. The lending institution will provide the funding to the Company upon the completion of the financing rather than the completion of the project. The Company receives these funds and recognizes them as a current liability until the revenue can be recognized. As of December 25, 2009, the Company has received $19,780,472 deposits from customers (2008: $42,980,448).

Note 11 - Other Payables

Other payables consist of various cash advances from unrelated companies and individuals with which management of the Company has business relationships. These amounts are unsecured, non-interest bearing and short term in nature. As of December 25, 2009, the balance of other payables is $4,186,745 (2008: $3,287,869).

Note 12 - Taxes Payable

Taxes payable consist of the following at December 25, 2009 and 2008:

	2009	2008
Business tax	$6,461,389	$3,353,457
Income tax	18,847,145	18,621,457
Others	741,422	243,006
Total	$26,049,956	$22,217,920

The Company prepaid LAT and other taxes of $1,461,670 in 2009 and $3,782,408 in 2008, which are classified as prepaid expenses.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 13 - Short-term Loans

As of December 25, 2009, the Company has several short-term loans from banks and employees totaling $2,719,432 (2008: $2,879,010). The weighted average interest rate for the short-term bank loans was approximately 5.82% in 2009 and 8.73% in 2008. The weighted average interest rate for employee loans was approximately 5.64% in 2009 and 5.10% in 2008.

The short-term loans were borrowed from several financial institutions. Interest expense incurred was $149,502, $110,719 and $70,963 (restated) for the years ended December 25, 2009, 2008 and 2007, respectively. The capitalized interest from short-term loans was $3,751 in 2008, and there was no capitalized interest from short-term loans in 2009 and 2007.

As of December 25, 2007, the Company had a loan of $15,000,000 from a potential investor. The loan was non-interest bearing and had no repayment terms. On November 10, 2008, the Company paid $1,851,706 in cash in partial settlement of the $15,000,000 investor loan. On November 18, 2008, the Company, Mr. Zhou Li and the investor entered into an agreement stipulating that Mr. Zhou Li was responsible for settling the remaining loan balance of $13,148,294 and Mr. Zhou Li was entitled to seek reimbursement from the Company for the repayment. In November 2008, the Company increased its authorized shares from 10,000 to 150,000,000. At December 21, 2008, the $13,148,294 was converted to 102,556,690 shares of common stock of the Company at $0.1282 (HK$ 1.00) per share.

Note 14 - Long-term Debt

The Company has long-term loans from various financial institutions totaling $39,621,320 at December 25, 2009 (2008: $43,843,494). The payment schedule for the long-term loans is as following:

For the year ended December 25, 2010	$35,217,320
For the year ended December 25, 2011	$4,404,000

All long-term loans are borrowed for construction projects. The interest rates of the long-term loans ranged from approximately 5.31% to 14.74% and 6.48% to 8.49% in 2009 and 2008, respectively. The interest rate for the only long-term loan in 2007 was 9.83%.

Total interest incurred was $3,046,384, $3,626,402, and $685,876 in 2009, 2008 and 2007, respectively, of which capitalized interest was $2,329,135, $2,764,660, and $685,876 (restated), respectively.

Note 15 - Income Taxes

Beginning January 1, 2008, the new Chinese Enterprise Income Tax (“EIT”) law replaced the former income tax laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaced the 33% rate previously applicable to both DEs and FIEs.

A reconciliation between approximate taxes computed at the P.R.C. statutory rate of 25% and the Company's effective tax rate is as follows:

			2007
	2009	2008	Restated
At P.R.C. statutory rate of 25% (2007:33%)	$8,311,000	$6,396,000	$4,722,000
Tax effect of permanent difference	259,000	-
Change in valuation allowance	243,000	498,000	-
Expiration of net operating loss carryforwards	195,000	-	-
Others	50,000	(292,000)	368,000
Income tax at effective rate	$9,058,000	$6,602,000	$5,090,000

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 15 - Income Taxes (Continued)

The tax effects of temporary differences that give rise to the following approximate deferred tax assets and liabilities as of December 25 are presented below.

	2009	2008
Deferred tax assets
Short-term deferred tax assets:
Allowance for bad debt	$472,000	$418,000
Less: Valuation allowance	(472,000)	(418,000)
	-	-
Long-term deferred tax assets:
Net operating loss carryforwards	$378,000	$412,000
Combined effect due to reporting revenues and expenses differently for financial statement and income tax purposes	548,000	-
Less: Valuation allowance	(269,000)	(81,000)
	$657,000	$331,000
Deferred tax liabilities
Combined effect due to reporting revenues and expenses differently for financial statement and income tax purposes	$8,782,000	$-

As of December 25, 2009, the Company has net operating loss carryforwards of approximately $1,283,000, which expire at varying years through 2013, and net operating loss carryforwards of approximately $344,000, which will not expire.

Note 16 - Appropriated Retained Earnings

In accordance with the PRC Company Law, the Company is required to transfer 15% of its profit after tax, as determined in accordance with PRC accounting standards and regulations, to the statutory surplus reserve (the “SSR”) until such reserve reaches 50% of the registered capital of the subsidiaries. Subject to certain restrictions set out in the PRC Company Law, the SSR may be distributed to stockholders in the form of share bonus issues to increase share capital, provided that the remaining balance after the capitalization is not less than 25% of the registered capital.

For the year ended December 25, 2009, the Company appropriated reserve funds in the amount of $3,656,132 (2008: $2,407,705).

Note 17 - Employee Welfare Plan

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. Pursuant to the mandatory requirement from the local authority in the PRC, the retirement pension insurance, unemployment insurance, health insurance, injury insurance and pregnancy insurance are established for the employees during the term of employment. For the year ended December 25, 2009, the Company contributed $87,776 (2008: $50,759 and 2007 restated: $5,490).

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 18 - Recent Pronouncements

ASU No. 2009-13, Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force

This ASU addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. The ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.

ASU No. 2009-14, Software (Topic 985) – Certain Revenue Arrangements That Include Software Elements – a consensus of the FASB Emerging Issues Task Force

The amendments in this ASU change the accounting model for revenue arrangements that include both tangible products and software elements. The ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.

ASU No. 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing

This ASU concludes that at the date of issuance, a share-lending arrangement entered into on an entity’s own shares in contemplation of a convertible debt offering or other financing is required to be measured at fair value and recognized as issuance cost in the financial statements of the entity. The ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The ASU is effective for interim or annual periods beginning on or after June 15, 2009, for share-lending arrangements entered into in those periods.

ASU No. 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets

Among other provisions, this ASU eliminates the concept of a “qualifying special-purpose entity” from SFAS No. 140 and removes the exception from applying FIN No. 46(R) to qualifying special-purpose entities. This ASU is effective at the beginning of a reporting entity’s first fiscal year that begins after November 15, 2009.

ASU No. 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities

Among other provisions, this ASU amends FIN No. 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This ASU is effective at the beginning of a company’s first fiscal year that begins after November 15, 2009.

ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements

This ASU affects all entities that are required to make disclosures about recurring and nonrecurring fair value measurements under FASB ASC Topic 820, originally issued as FASB Statement No. 157, Fair Value Measurements. The ASU requires certain new disclosures and clarifies two existing disclosure requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

Note 18 - Recent Pronouncements (Continued)

ASU No. 2010-08, Technical Corrections to Various Topics

This ASU eliminates certain inconsistencies and outdated provisions and provides needed clarifications. The changes are generally non substantive in nature and will not result in pervasive changes to current practice. However, the amendments that clarify the guidance on embedded derivatives and hedging (ASC Subtopic 815-15) may cause a change in the application of that Subtopic. The clarifications of the guidance on embedded derivatives and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009. The other amendments are effective as of the first reporting period (including interim periods) beginning after February 2, 2010.

Note 19 - Potential Listing as a Public Company in the United States (Unaudited)

As of the date of this report, the Company is negotiating an agreement with Access American Fund, LP (“AAI”) to raise $15 million to $20 million in conjunction with an alternative public offering (“APO”). This APO is a reverse merger of a foreign operating entity into a US public shell company, accompanied by a simultaneous Private Investment in Public Equity (“PIPE”) offering, a capital raise in which a publicly traded company sells its stock to investors in a privately negotiated transaction. The detailed terms and final agreement will be subject to a complete due diligence review. The Company will file a Form 8-K with the Securities and Exchange Commission once the final agreement is reached.

Note 20 - Subsequent Events

The Company has evaluated the subsequent events through March 23, 2010, the date the financial statements were issued.

The Company has paid back approximately $3 million of the long-term debt as of March 23, 2010.

Note 21 – Reclassifications

Certain reclassifications have been made to the December 25, 2008 and 2007 figures in order to conform them to the current year’s presentation.

Note 22 – Restatement

Subsequent to the original issuance of these consolidated financial statements, management discovered an error in accounting for the difference between the consideration paid and the fair market value of the net assets acquired for three of its acquisitions – Weifang Industry, CXSY and LHFDC. Originally, the Company allocated the difference to additional paid-in capital and either extraordinary item (for Weifang) or gain on business acquisition (CXSY and LHFDC) according to the percentage of interest owned in each company by related parties and what were believed to be nonrelated parties. The Company has now revised this allocation to recognize that Mr. Antoine Cheng had substantive control over 100% of each of these three entities. Consequently, all the differences have been recorded as additional paid-in capital (See Note 2).

The following tables present the effect of making this amendment to the consolidated financial statements for the years ended December 25, 2008 and December 25, 2009.

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

	December 25, 2008
	As Previously Reported	As Amended

LIABILITIES AND SHAREHOLDERS’ EQUITY
SHAREHOLDERS' EQUITY
Paid-in capital	(13,749,747)	(13,611,215)
Unappropriated retained earnings	50,638,872	50,502,576
Accumulated other comprehensive income	6,565,439	6,563,203

	December 25, 2009
	As Previously Reported	As Amended

LIABILITIES AND SHAREHOLDERS’ EQUITY
SHAREHOLDERS' EQUITY
Paid-in capital	(7,465,626)	(4,136,677)
Unappropriated retained earnings	71,326,950	68,001,730
Accumulated other comprehensive income	7,041,346	7,037,617

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 25, 2009 and 2008

	2008
	As Previously Reported	As Amended

EXTRAORDINARY ITEM (NET OF INCOME TAX OF $0)	12,635,872	12,499,576
NET INCOME	31,617,597	31,481,301

OTHER COMPREHENSIVE INCOME:
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	3,488,440	3,486,204
COMPREHENSIVE INCOME	35,106,037	34,967,505

	2009
	As Previously Reported	As Amended

OTHER REVENUES:
Gain on business acquisition ("bargain purchase")	3,188,924	-
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM	33,402,436	30,213,512
INCOME BEFORE EXTRAORDINARY ITEM
	24,344,210	21,155,286
NET INCOME	24,344,210	21,155,286

OTHER COMPREHENSIVE INCOME:
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	475,907	474,414
COMPREHENSIVE INCOME	24,820,117	21,629,700

EARNINGS PER COMMON SHARE BASIC AND DILUTED
- Income before extraordinary item	$0.24	$0.21
- Net income	$0.24	$0.21

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 25, 2009 and 2008

					Accumulated Other
			Unappropriated		Comprehensive
	Paid-in Capital		Retained Earnings		Income		Shareholders’ Equity
	As		As		As		As
	Previously	As	Previously	As	Previously	As	Previously
	Reported	Amended	Reported	Amended	Reported	Amended	Reported	As Amended
2008
Due to acquisition of subsidiaries	(12,852,777)	(12,714,245)					(12,852,777)	(12,714,245)

Net income			31,617,597	31,481,301			31,617,597	31,481,301

Foreign currency translation adjustment					3,488,440	3,486,204	3,488,440	3,486,204

Balance at December 25, 2008	(13,749,747)	(13,611,215)	50,638,872	50,502,576	6,565,439	6,563,203

2009

Due to acquisition of subsidiaries	6,284,121	9,474,538					6,284,121	9,474,538

Net income			24,344,210	21,155,286			24,344,210	21,155,286

Foreign currency translation adjustment					475,907	474,414	475,907	474,414

Balance at December 25, 2009	(7,465,626)	(4,136,677)	71,326,950	68,001,730	7,041,346	7,037,617

LEEWELL INVESTMENT GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2009, 2008 AND 2007

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 25, 2009 and 2008

	2008
	As Previously Reported	As Amended

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	31,617,597	31,481,301
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Extraordinary items	(12,635,872)	(12,499,576)

	2009
	As Previously Reported	As Amended

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	24,344,210	21,155,286
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Extraordinary items	(3,188,924)	-

CHINA OUMEI REAL ESTATE INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
DECEMBER 31, 2009

On April 14, 2010, China Oumei Real Estate Inc., formerly Dragon Acquisition Corporation ("Dragon"), issued 29,235,000 ordinary shares at par value of $0.002112 for all of the outstanding ordinary shares of Leewell Investment Group Limited ("Leewell").

The unaudited pro forma information is based upon the historical financial statements of Dragon and the consolidated historical financial statements of Leewell after giving effect to pro forma adjustments described below.

(1)	To eliminate Leewell's common shares.

(2)	To eliminate Dragon's accumulated deficit.

(3)	To reflect the issuance of 29,235,000 shares by Dragon.

The adjustments are based on currently available information and certain estimates and assumptions. However, management believes that the assumptions provide a reasonable basis for presenting the unaudited pro forma financial information and that pro forma adjustments give effect to those assumptions and are properly applied in the unaudited pro forma financial information.

The following unaudited pro forma financial information presents the effects of the transaction on equity as of December 31, 2009.

	Dragon	Leewell			Pro Forma
	Historical	Historical	Adjustments		Combined
	$	$	$		$
Common shares	2,112	13,149,576	(13,149,576)	(1)	63,856
			61,744	(3)
Paid-in capital	45,238	(4,136,677)	13,149,576	(1)	8,939,164
			(57,229)	(2)
			(61,744)	(3)
Appropriated retained earnings	-	10,298,700			10,298,700
Unappropriated retained earnings/(Accumulated deficit)	(57,229)	68,001,730	57,229	(2)	68,001,730
Accumulated other comprehensive income	-	7,037,617			7,037,617
Shareholders' equity	(9,879)	94,350,946			94,341,067

Exhibit
No.	Description
2.1	Share Exchange Agreement, dated April 14, 2010, by and among the Company, Leewell Investment Group Limited, Longhai Holdings Company Limited and its shareholder [incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
3.1	Amended and Restated Memorandum and Articles of Association of the Company [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 6, 2010]
4.1	Form of Investor Warrant, issued April 14, 2010 [incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.1	Form of Subscription Agreement, dated April 14, 2010 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.2	Amendment No.1 to Subscription Agreement, dated October 11, 2010, by and among the Company and the subscribers identified therein [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 13, 2010]
10.3	Make Good Escrow Agreement, dated April 14, 2010, by and among the Company, Longhai Holdings Company Limited, Access America Investments, LLC and Collateral Agents, LLC, as escrow agent [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.4	Holdback Escrow Agreement, dated April 14, 2010, by and among the Company, Brean Murray, Carret & Co., LLC, Access America Investments, LLC and Collateral Agents, LLC, as escrow agent [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.5	Investor Relations Escrow Agreement, dated April 14, 2010, by and among the Company, Brean Murray, Carret & Co., LLC, Access America Investments, LLC and Collateral Agents, LLC, as escrow agent [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8- K filed on April 19, 2010]
10.6	Lockup Agreement, dated April 14, 2010, between the Company and Longhai Holdings Company Limited [incorporated by reference to Exhibit 10.5 to the Company’s Amendment No . 1 to Registration Statement on Form S-1/A filed on June 21, 2010]
10.7	Lockup Agreement, dated April 14, 2010, between the Company and Antoine Cheng [incorporated by reference to Exhibit 10.6 to the Company’s Amendment No . 1 to Registration Statement on Form S- 1/A filed on June 21, 2010]
10.8	Lockup Agreement, dated April 14, 2010, between the Company and Weiqing Zhang [incorporated by reference to Exhibit 10.7 to the Company’s Amendment No . 1 to Registration Statement on Form S- 1/A filed on June 21, 2010]
10.9	Lockup Agreement, dated April 14, 2010, between the Company and Yang Chen [incorporated by reference to Exhibit 10.8 to the Company’s Amendment No . 1 to Registration Statement on Form S- 1/A filed on June 21, 2010]
10.10	Lockup Agreement, dated April 14, 2010, between the Company and Zhongbo Zhou [incorporated by reference to Exhibit 10.9 to the Company’s Amendment No . 1 to Registration Statement on Form S- 1/A filed on June 21, 2010]
10.11	Share Purchase Agreement, dated September 5, 2007, between Zhang Weiqing and Leewell Investment Group Limited (English Translation) [incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.12	Share Purchase Agreement, dated September 5, 2007, between Cheng Xiaoyan and Leewell Investment Group Limited (English Translation) [incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.13	Share Purchase Agreement, dated January 19, 2008, among Cheng Defeng, Wang Yingchun and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.14	Share Purchase Agreement, dated January 22, 2008, between Zhang Weiqing and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.15	Share Purchase Agreement, dated January 23, 2008, among Cheng Defeng, Miao Shuangji and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.16	Share Purchase Agreement, dated January 24, 2008, among Li Jie, Li Keyu, Liu Fangyu, Wang Meiling, Jiang Guo, Qingdao Longhai Investment Group and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.17	Share Purchase Agreement, dated August 27, 2008, among Qingdao Longhai Investment Group, Qingdao Longhai Luqiao Co., Ltd, Gao Xuling and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.18	Share Purchase Agreement, dated August 28, 2008, between Qingdao Pingdu Xinyuan Real Estate Development Co., Ltd and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.19	Share Purchase Agreement, dated August 29, 2008, among Qingdao Hexiang Fuzhuang Ltd, Qingdao Fuhai Fangzhi Ltd and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.20	Share Purchase Agreement, dated June 25, 2009, among Qingdao Longhai Investment Group, Wang Hongde and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed on April 19, 2010]

Exhibit
No.	Description
10.21	Share Purchase Agreement, dated September 25, 2009, among Wang Yingchun, Wang Jinghua and Qingdao Oumei Real Estate Development Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.22	Construction Contact, dated April 11, 2009, between Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd. and Shanghai Baogang Construction Engineering Corporation (English Translation) [incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.23	Construction Contract, dated October 8, 2006, between Qingdao Xudong Real Estate Development Co., Ltd. and Qingdao Longhai Construction Group Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.24	Construction Contract, dated July 26, 2006, between Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd. and Qingdao Longhai Construction Group Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8- K filed on April 19, 2010]
10.25	Construction Contract, dated April 23, 2004, between Weifang Longhai Zhiye Co., Ltd. and Qingdao Zhongxin Construction Group Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.26	Construction Supervision Contract, dated August 21, 2009, between Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd. and Weihai Tianhen Project Consulting Management Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.21 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.27	Loan Agreement, dated November 30, 2009, between Weihai Economic & Technology Development Zone Longhai Properties Co., Ltd. and China Construction Bank, Weihai Branch (English Translation) [incorporated by reference to Exhibit 10.24 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.28	Loan Agreement, dated November 21, 2008, between Caoxian Industrial Properties Co., Ltd. and China Construction Bank, Caoxian Branch (English Translation) [incorporated by reference to Exhibit 10.25 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.29	Loan Agreement, dated May 28, 2007, between Qingdao Xudong Real Estate Development Co., Ltd. and Industrial and Commercial Bank of China, Qingdao Chengyang Branch (English Translation) [incorporated by reference to Exhibit 10.26 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.30	Loan Term Extension Agreement, dated May 20, 2010, between Qingdao Xudong Real Estate Development Co., Ltd. and Industrial and Commercial Bank of China, Qingdao Chengyang Branch (English Translation) [incorporated by reference to Exhibit 10.30 to the Company’s Amendment No. 5 to Registration Statement on Form S-1/A filed on November 2, 2010]
10.31	China Oumei Real Estate Inc. 2010 Equity Incentive Plan [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 15, 2010]
10.32	Form of Share Option Agreement relating to China Oumei Real Estate Inc. 2010 Equity Incentive Plan [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 15, 2010]
10.33	Form of Restricted Share Award Agreement relating to China Oumei Real Estate Inc. 2010 Equity Incentive Plan [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 15, 2010]
10.34	Employment Agreement, dated June 28, 2007, between Qingdao Oumei Real Estate Development Co., Ltd. and Weiqing Zhang (English Translation) [incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.35	Employment Agreement, dated June 15, 2010, between the Company and Zhaohui John Liang [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.37	Employment Agreement, dated August 25, 2007, between Qingdao Oumei Real Estate Development Co., Ltd. and Zhongbo Zhou (English Translation) [incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
10.39	Independent Director Agreement, dated June 22, 2010, between the Company and Lawrence Lee [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.40	Independent Director Agreement, dated June 22, 2010, between the Company and Dr. Peter Linneman [incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.41	Independent Director Agreement, dated June 22, 2010, between the Company and Ruiping Tao [incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.42	Indemnification Agreement, dated June 22, 2010, between the Company and Antoine Cheng [incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.43	Indemnification Agreement, dated June 22, 2010, between the Company and Weiqing Zhang [incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.44	Indemnification Agreement, dated June 22, 2010, between the Company and Zhaohui John Liang [incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.45	Indemnification Agreement, dated June 22, 2010, between the Company and Yang Chen [incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.46	Indemnification Agreement, dated June 22, 2010, between the Company and Lawrence Lee [incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.47	Indemnification Agreement, dated June 22, 2010, between the Company and Dr. Peter Linneman [incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
10.48	Indemnification Agreement, dated June 22, 2010, between the Company and Ruiping Tao [incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
14.1	Code of Ethics, adopted June 22, 2010 [incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
21	Subsidiaries of the Company [incorporated by reference to Exhibit 21 to the Company’s Current Report on Form 8-K filed on April 19, 2010]
99.1	Cayman Islands Government Undertaking as to Tax Concessions, dated April 4, 2006 [incorporated by reference to Exhibit 99.1 to the Company’s Amendment No. 1 to Registration Statement on Form
99.2	Audit Committee Charter, adopted June 22, 2010 [incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
99.3	Compensation Committee Charter, adopted June 22, 2010 [incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
99.4	Governance and Nominating Committee Charter, adopted June 22, 2010 [incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on June 23, 2010]
99.5	Nominee Agreement, adopted September 5, 2007, by and among Li Zhou, Weiqing Zhang and Xiaoyan Cheng [incorporated by reference to Exhibit 99.5 to the Company’s Amendment No. 3 to Registration Statement on Form S-1/A filed on August 27, 2010]